Exhibit 99.1

  Hercules Announces Promotion of David M. Lund to Chief Financial Officer and
              Appointment of Jessica Baron as Corporate Controller

     PALO ALTO, Calif.--(BUSINESS WIRE)--Oct. 2, 2006--Hercules Technology Growth Capital, Inc. (Nasdaq:HTGC), a leading specialty finance company providing venture capital and private equity backed technology and life science companies with debt and equity growth capital, announced today the promotion of David M. Lund to chief financial officer and the appointment of Jessica Baron as corporate controller.

     "I am thrilled to announce Dave's promotion to chief financial officer," said Manuel A. Henriquez, chairman, president and CEO of Hercules. "Since joining our finance team as the vice president of finance and senior corporate controller in 2005, Dave has lead Hercules' phenomenal growth and ascension as the leading technology and life science publicly-traded specialty finance company. His proven track record as a senior level finance executive at several other public and private companies, along with his expertise in SEC reporting and internal control reviews necessary for compliance under the Sarbanes-Oxley Act, has been invaluable to us. We look forward to our continued success with Dave at the helm as our CFO."

     "I would also like to welcome Jessica to Hercules," said Henriquez. "Her solid experience in designing and implementing financial reporting and forecasting systems, along with her consulting and accounting background, is a valuable addition to our finance team, and fits well with our emphasis on business controls and plans as we continue to grow our investment portfolio and diversify our capital sources."

     Mr. Lund joined Hercules in 2005 as the vice president of finance and senior corporate controller. He has over 20 years of experience in finance and accounting, serving companies in the technology sector. Prior to joining Hercules, Mr. Lund was in various senior level financial positions for publicly-traded companies, including Rainmaker Systems, Inc., Centillium Communications, Inc. and InterTrust Technologies Corporation, and for private companies, including APT Technologies, Inc., Scion Photonics, Inc. and Urban Media Communications. He also served in public accounting with Ernst & Young, LLP and Grant Thornton, LLP. Mr. Lund earned a Bachelor of Science degree in Business Administration with an emphasis in Accounting from San Jose State University and a Bachelor of Science degree in Business Administration with an emphasis in Marketing from California State University, Chico. He is a Certified Public Accountant in the state of California.

     Ms. Baron joins Hercules with over nine years of experience in technology, retail and consulting. Prior to joining Hercules, she was a finance business manager at Cisco Systems, Inc., responsible for implementing lean manufacturing and cost reduction initiatives. Previously, Ms. Baron was a finance manager at Levi Strauss & Company, where she was responsible for the sales team's revenue and operating expense plans, along with incentive programs. She also was a senior associate at PricewaterhouseCoopers, in both its consulting and audit divisions. Ms. Baron earned a Bachelor of Arts degree in Human Biology from Stanford University, a Master of Arts degree in Sociology from Stanford University and a Master of Business Administration degree with an emphasis in Finance from the University of California, Berkeley, Haas School of Business. She is a Certified Public Accountant in the state of California.

     About Hercules Technology Growth Capital, Inc.:

     Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology-related companies at all stages of development. The Company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules' strategy is to evaluate and invest in a broad range of ventures active in technology and life science industries and to offer a full suite of growth capital products up and down the capital structure to prospective clients ranging from early-stage growth to expansion stage companies. The Company's investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly-traded or privately held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital.

     For more information, please visit www.herculestech.com, or www.htgc.com. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650-289-3060.

     Forward Looking Statements:

     The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.


     CONTACT: Hercules Technology Growth Capital, Inc.
              Sally Borg, 650-289-3066
              sborg@htgc.com
              Main, 650-289-3060
              info@htgc.com